UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2026

VAREX IMAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37860 (Commission File Number)	81-3434516 (I.R.S. Employer Identification Number)
1678 S. Pioneer Road, Salt Lake City, Utah (Address of principal executive offices)		84104 (Zip Code)

Registrant’s telephone number, including area code: (801) 972-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on August 10, 2026, Varex Imaging Corporation, a Delaware corporation (“Varex” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teledyne Technologies Incorporated, a Delaware corporation (“Parent”), and Detect Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the proposed Merger, and pursuant to the terms of the Merger Agreement, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on September 21, 2026 (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with the special meeting of the Company’s stockholders (the “Special Meeting”) to be held virtually on October 28, 2026, at 4:30 p.m., Mountain Time, to vote upon, among other things, a proposal to adopt the Merger Agreement, as disclosed in the Definitive Proxy Statement.

Litigation Relating to the Merger

As of October 22, 2026, the Company is aware of two complaints that have been filed by purported stockholders of the Company as individual actions with respect to the Merger against the Company and current members of the Company’s Board of Directors (the “Company Board”): Stevens v. Varex Imaging Corporation et al. (Supreme Court of the State of New York, County of New York, October 6, 2026); and Clark v. Varex Imaging Corporation et al. (Supreme Court of the State of New York, County of New York, October 7, 2026) (collectively, the “Complaints”). The Complaints generally allege that, among other things, the Definitive Proxy Statement is misleading and contains certain disclosure deficiencies and/or incomplete information regarding the Merger in violation of applicable federal or state law. The Complaints seek, among other things: (i) to enjoin the consummation of the Merger and the other transactions contemplated by the Merger Agreement until the information purportedly omitted from the Definitive Proxy Statement is disclosed; (ii) rescission or actual and punitive damages in the event the Merger and the transactions contemplated by the Merger Agreement are consummated; (iii) an award of fees and expenses in connection with the action, including reasonable attorneys’ and experts’ fees and expenses; and (iv) such other and further relief as the court deems just and proper.

In addition to the Complaints, the Company has also received 13 demand letters, one of which included a draft complaint (collectively, the “Demand Letters” and, together with the Complaints, the “Matters”) on behalf of purported stockholders of the Company with respect to the Merger alleging similar deficiencies in the Definitive Proxy Statement as those asserted in the Complaints and demanding that the Company make certain corrective disclosures.

The Company believes that the claims asserted in the Matters are without merit and that no additional disclosures to the Definitive Proxy Statement are required or necessary under applicable laws. However, in order to avoid the risk of delay to the Special Meeting or to the Merger and to minimize the potential expense associated therewith, and without admitting any liability or wrongdoing, the Company is voluntarily making certain disclosures below that supplement those contained in the Definitive Proxy Statement. These disclosures, and disclosures on certain other matters, are provided in this Current Report on Form 8-K (collectively, the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Matters, including that any additional disclosure was or is required, and believes that the Supplemental Disclosures contained herein are immaterial.

It is possible that additional, similar demand letters or complaints may be received or filed, or that the Complaints may be amended. The Company does not intend to announce the receipt or filing of each additional, similar demand letter or complaint, or of any amended complaint.

These Supplemental Disclosures do not affect the merger consideration to be paid to the Company’s stockholders in connection with the Merger or the timing of the Special Meeting. The Company Board continues to recommend that you vote “FOR” the adoption of the Merger Agreement; “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Supplemental Disclosures to the Definitive Proxy Statement

The Supplemental Disclosures in this Current Report on Form 8-K should be read in connection with the Definitive Proxy Statement, which should be read in its entirety, including all risk factors and cautionary notes contained or incorporated by reference therein. All page references are to pages in the Definitive Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Unless expressly modified in the Supplemental Disclosures, any statements regarding “the date of this proxy statement” in the Definitive Proxy Statement are unchanged and refer only to the date the Definitive Proxy Statement was filed with the SEC. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is bold and underlined, and removed text within the restated paragraphs is ~~bold and stricken~~.

The second paragraph of the disclosure in the section captioned “Summary — Regulatory Approvals Required for the Merger” on page 5 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

The Company and Parent submitted their respective HSR Act filings on September 16, 2026. The waiting period under the HSR Act will expire at 11:59 pm Eastern time on November 19, 2026, unless the waiting period is terminated prior to that date or extended in connection with a request for additional information.

The third paragraph of the disclosure in the section captioned “Summary — Regulatory Approvals Required for the Merger” on page 5 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

In addition to HSR Act filings, the Merger is also subject to clearance or approval under certain other antitrust regimes, including Austria, China, Germany, Japan, Saudi Arabia, and Ukraine, and clearance under investment laws of the United Kingdom’s National Security and Investment Act of 2021 (the “NSIA”). On October 8, 2026, the requisite notification with the Investment Security Unit pursuant to the NSIA was accepted. The review period runs until November 18, 2026. The Merger cannot be completed until all waiting periods (and any extensions thereof) applicable to the Merger under the antitrust laws in the relevant jurisdictions have expired or otherwise been terminated and clearance under the NSIA has been obtained.

The second paragraph of the answer to the question “What governmental or regulatory approvals are required to complete the Merger?” on page 22 of the Definitive Proxy Statement in the section captioned “Questions and Answers” is hereby amended and restated in its entirety as follows:

The Company and Parent submitted their respective HSR Act filings on September 16, 2026. The waiting period under the HSR Act will expire at 11:59 pm Eastern time on November 19, 2026, unless the waiting period is terminated prior to that date or extended in connection with a request for additional information. In addition, on October 8, 2026, the requisite notification with the Investment Security Unit pursuant to the NSIA was accepted. The review period runs until November 18, 2026.

The disclosure in the section captioned “The Merger — Background of the Merger” beginning on page 34 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

The last paragraph on page 34 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Beginning in 2018, Sunny S. Sanyal, Varex’s President and Chief Executive Officer, held discussions with the President and Chief Executive Officer and other senior representatives of a designer and manufacturer of specialized electronic systems (“Company A”) regarding potential business combination transactions. These discussions continued periodically over approximately eight years and included reciprocal visits to each company’s facilities, discussions of potential synergies, and discussions of each company’s long range business plans. On multiple occasions during 2024 and 2025, Mr. Sanyal informed Company A’s representatives that if Company A wished to pursue a transaction, Company A should submit a formal proposal for the Company Board’s consideration, but Company A did not do so. As a result, while Varex remained open to a transaction with Company A, the Company Board believed that despite Company A’s extensive familiarity with Varex’s business and the significant opportunities Company A had been afforded to evaluate a potential transaction, Company A was not interested in consummating a business combination with Varex. In connection with these discussions, Varex and Company A entered into multiple distinct non-disclosure agreements, the most recent of which was executed on March 14, 2025, and included a two-year standstill provision, but did not include a so-called “don’t ask, don’t waive” provision, a provision allowing for the submission of private acquisition proposals or a fall away provision terminating the standstill provision upon Varex’s entry into the Merger Agreement.

The first paragraph on page 35 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

In 2021, in response to an inbound inquiry from a strategic acquiror seeking to acquire Varex’s detectors business, Varex conducted a private strategic review with outreach to 34 parties, including potential strategic acquirors and private equity firms, which did not yield a binding proposal to acquire Varex as a whole, nor any other proposal that the Company Board believed was in the best interests of Varex. To the extent that non-disclosure agreements entered into between Varex and these parties included standstill provisions, such standstill provisions have since expired and would not preclude any of such parties from currently submitting a competing proposal to acquire Varex.

The second paragraph on page 35 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

On May 13, 2024, a private equity firm which owned a business which competes with Varex (“Sponsor A”) approached Mr. Sanyal to discuss whether Varex would consider a take private transaction. Mr. Sanyal indicated that the Company Board was not actively considering a transaction but was open to discussions. On June 14, 2024, Varex and Sponsor A executed a non-disclosure agreement, which included a now-expired ~~one-year~~ standstill ~~period~~ covenant which included a so-called “don’t ask, don’t waive” provision. On June 25, 2024, Mr. Sanyal received an unsolicited, non-binding indication of interest from Sponsor A regarding a potential acquisition of Varex by Sponsor A in a share price range of $17.50 to $18.50. The Company Board, together with its advisors, reviewed and subsequently determined that it was not prepared to transact on the basis of this indication of interest, but offered Sponsor A access to additional information to improve its proposal. Sponsor A and Varex management engaged in additional discussions, and Varex provided additional information. Ultimately, Sponsor A determined that they were unable to improve their offer and discussions were terminated. On April 23, 2025, Sponsor A reinitiated contact with Mr. Sanyal and indicated that Varex’s share price had recently declined and queried as to whether that decline changed how the Company Board and Varex’s management thought about Varex’s business. Mr. Sanyal informed representatives of Sponsor A that Varex remained focused on executing its long range plan. On April 30, 2025, Mr. Sanyal received a revised indication of interest regarding a potential acquisition of Varex by Sponsor A at a price of $11.50 per share. The Company Board, together with its advisors, reviewed the revised indication of interest and determined that it was not prepared to transact on the basis of those terms.

The third paragraph on page 41 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Between July 25, 2026, and July 28, 2026, drafts of an amendment to an expired confidentiality agreement were exchanged between Sponsor A and Varex (initially through Evercore and finally through Orrick). Sponsor A ultimately declined to execute the amendment, and to date, no amendment has been signed. Sponsor A is not restricted from submitting a competing proposal to acquire Varex.

The third full paragraph on page 42 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

On July 27, 2026, following negotiations, Varex and Teledyne executed a non-disclosure agreement with a 9-month standstill period, but which did not include a so-called “don’t ask, don’t waive” provision. The non-disclosure agreement indicated that Teledyne’s Varex share ownership had increased to 1,330,774 shares of Varex.

The fifth paragraph on page 43 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

During the August 1-2, 2026 time frame, representatives of Evercore and representatives of Sponsor B exchanged emails and coordinated calls regarding Varex and potential participation in a process which might lead to an improved transaction proposal from Sponsor B. On August 3, 2026, Varex and Sponsor B executed a non-disclosure agreement with a 1-year standstill period, but which did not include a so-called “don’t ask, don’t waive” provision. This standstill provision lapsed upon Varex’s entry into the Merger Agreement. Since the public announcement of the execution of the Merger Agreement by Varex and Teledyne, Sponsor B has not been restricted from submitting a competing proposal to acquire Varex.

The fifth paragraph on page 44 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

On August 7, 2026, the Company Board held a special meeting at which members of Varex’s management team and representatives of Evercore and Orrick were present. Representatives of Evercore provided the Company Board with an update on discussions with Teledyne, including the increased offer price of $18.80 per share, Teledyne’s indication that this offer was Teledyne’s “best and final” offer on price, and Teledyne’s other positions on key Merger Agreement terms. Representatives of Evercore also provided an update on Teledyne’s due diligence work and the results of the targeted market check involving Company A, Sponsor A and Sponsor B. Also at this meeting, representatives of Orrick reviewed the directors’ fiduciary duties and other legal matters in connection with the Company Board’s consideration of Teledyne’s proposed transaction terms. The Company Board discussed the merits of and risks of proceeding with a transaction with Teledyne at this time, including the benefit to Company Stockholders of receiving $18.80 per share in cash, and the uncertainty regarding the market reaction to Varex’s fiscal third quarter earnings announcement and its potential impact on both Varex’s share price and the price Teledyne would be willing to pay to acquire Varex if the parties were unable to announce a transaction prior to market open on August 10th because the Company Board decided to provide Company A, Sponsor A and Sponsor B with additional time to submit proposals to acquire the Company. The Company Board also discussed the other Merger Agreement terms proposed by Teledyne. The representatives of Orrick provided an update on key Merger Agreement terms, including deal protections, the HOHW provision and other regulatory provisions. The Company Board discussed, among other things, the potential to seek an additional increase in the proposed price, the risks of foregoing a “go-shop” provision, particularly in light of the Company’s market check and the lack of other interested bidders, and the reverse termination fee, relative to seeking additional consideration, a lower termination fee, and other deal protections. The Company Board also discussed the regulatory profile of the potential transaction, including the limited scope of exceptions with respect to Teledyne’s obligations to obtain regulatory approval. The representatives of Evercore and Orrick and members of Varex’s management team responded to questions from the Company Board. Following these discussions, the Company Board instructed the representatives of Evercore to respond to Teledyne with the following counter proposal consisting of a per share price of $19.00 in cash; a termination fee equal to 3.0% of equity value; acceptance of a “no shop” provision in the Merger Agreement without an exception for a “go-shop” provision; no reverse termination fee; and a $25.0 million Divestiture Cap. The Company Board also authorized Mr. Rosebrough and Mr. Sanyal to approve, on the Company Board’s behalf, any further compromise on these terms, if necessary, with the understanding that the final terms of the Merger Agreement will be subject to the approval of the Company Board. The Company Board also approved a new engagement letter between Evercore and Varex authorizing Evercore to act as Varex’s financial advisor in connection with potential acquisition proposals and potential activism and which included the fees payable in connection with the engagement, based on Varex’s familiarity with Evercore and Evercore’s deal experience and knowledge and familiarity with Varex’s business. Later, on August 7, 2026, Varex and Evercore entered into the engagement letter, dated August 5, 2026.

The disclosure in the section captioned “The Merger — Opinion of Evercore Group L.L.C.” beginning on page 50 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

The disclosure under the subheading “Discounted Cash Flow Analysis” on page 52 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Evercore performed a discounted cash flow analysis of Varex to calculate ranges of estimated present values per share of Company Common Stock by discounting back to present value the standalone unlevered, after-tax free cash flows that Varex was forecasted to generate during the fiscal year 2027 through fiscal year 2031 based on the Forecasts. Evercore calculated terminal values for Varex by applying a range of perpetuity growth rates of 2.0% to 3.0%, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the unlevered free cash flows of approximately $140 million that Varex was forecasted to generate in the terminal year based on the Forecasts. The cash flows and terminal values in each case were then discounted to present value using discount rates ranging from 12.0% to 14.0%, representing an estimate of Varex’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, and based on the application of the capital asset pricing model, which requires certain company-specific inputs, including debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally, to derive implied enterprise value reference ranges for Varex. Based on these ranges of implied enterprise values, adjustments for net debt of approximately $245 million, minority interest of approximately $14 million and unconsolidated assets of approximately $20 million, and the number of fully diluted outstanding shares of Company Common Stock of approximately 44.9 million, as provided by Varex’s management, this analysis indicated a range of implied equity values per share of Company Common Stock of $15.00 to $21.50, rounded to the nearest $0.25, as compared to the closing price per share of Company Common Stock of $12.41 on August 7, 2026, the last trading day prior to the rendering of Evercore’s opinion (the “last trading date”), and the Merger Consideration of $18.90.

The first two paragraphs (including the related list) of the disclosure under the subheading “Selected Publicly Traded Companies Analysis” on page 53 of the Definitive Proxy Statement are hereby amended and supplemented as follows:

Evercore reviewed and compared certain financial information of Varex to corresponding financial multiples and ratios for the ~~following~~ selected publicly traded companies~~:~~ listed in the table below.

~~•~~	~~Siemens Healthineers AG~~

~~•~~	~~GE HealthCare Technologies Inc.~~

~~•~~	~~Teledyne Technologies Incorporated~~

~~•~~	~~Koninklijke Philips N.V.~~

~~•~~	~~OSI Systems, Inc.~~

~~•~~	~~Integra LifeSciences Holdings Corporation~~

~~•~~	~~Enovis Corporation~~

~~•~~	~~Elekta AB~~

~~•~~	~~Omnicell, Inc.~~

~~•~~	~~Arjo AB~~

~~•~~	~~Orthofix Medical Inc.~~

For each of the selected companies, Evercore calculated total enterprise value as a multiple of estimated fiscal year 2027 earnings before interest, taxes, depreciation and amortization (referred to as “EBITDA,” and such multiple is referred to as “TEV / FY2027E EBITDA”), each based on closing share prices as of August 7, 2026. This analysis indicated the following: ~~TEV / FY2027E EBITDA multiples with a low of 5.8x, high of 19.2x, mean of 9.6x and median of 8.9x.~~

Company	TEV / FY2027E EBITDA
Siemens Healthineers AG	11.4x
GE Healthcare Technologies Inc.	10.9x
Teledyne Technologies Incorporated	19.2x
Koninklijke Philips N.V.	8.9x
OSI Systems, Inc.	13.7x
Integra LifeSciences Holdings Corporation	8.1x
Enovis Corporation	6.2x
Elekta AB	6.5x
Omnicell, Inc.	9.3x
Arjo AB	6.0x
Orthofix Medical Inc.	5.8x
Mean:	9.6x
Median:	8.9x

The third paragraph of the disclosure under the subheading “Selected Publicly Traded Companies Analysis” on page 53 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Based on the multiples it derived for the selected companies, the selected companies’ historical trading multiples, and based on its professional judgment and experience, Evercore applied a TEV / FY2027E EBITDA multiple reference range of 6.0x to 9.0x to Varex’s FY2027E EBITDA as reflected in the Forecasts, to derive ranges of implied enterprise values for Varex. Based on these ranges of implied enterprise values, adjustments for net debt of approximately $245 million, minority interest of approximately $14 million and unconsolidated assets of approximately $20 million, and the number of fully diluted outstanding shares of Company Common Stock of approximately 44.9 million, as provided by Varex’s management, this analysis indicated a range of implied equity values per share of Company Common Stock of $11.25 to $19.50, rounded to the nearest $0.25, as compared to the closing price per share of Company Common Stock of $12.41 on the last trading date, and the Merger Consideration of $18.90.

The first two paragraphs under the subheading “Selected Transaction Analysis” beginning on page 53 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Evercore reviewed financial information related to the selected transactions listed in the table below involving target companies in the medtech and industrial technology sectors (the “Selected Transactions”). ~~The Selected Transactions reviewed by Evercore, and the month and year each was announced, were as follows:~~

For each Selected Transaction, Evercore calculated total enterprise value as a multiple of the last twelve months EBITDA (“TEV / LTM EBITDA”). Estimated financial data of the Selected Transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following:

Date	Acquiror	Target	TEV / LTM EBITDA
August 2026	KKR	Integer Holdings Corporation	14.5x
June 2026	H.B. Fuller Company	Advanced Medical Solutions Group plc	14.6x
April 2026	AIP	Avanos Medical, Inc.	14.7x
December 2025	CVC Capital Partners	Smiths Detection	12.5x
July 2025	ArchiMed	Zimvie Inc.	10.0x
October 2024	Apollo Global Management	Barnes Group Inc.	11.3x
March 2019	Atlas Holdings	Wire Group Holdings	7.0x
April 2018	Altaris Capital Partners	Analogic Corporation	15.5x
December 2017	Prysmian S.p.A.	General Cable Corporation	11.4x
Mean:			12.4x
Median:			12.5x

~~For each Selected Transaction, Evercore calculated total enterprise value as a multiple of the last twelve months EBITDA (“TEV / LTM EBITDA”). Estimated financial data of the Selected Transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated for TEV / LTM EBITDA multiples with a low of 7.0x, high of 15.5x, mean of 12.4x, and a median of 12.5x.~~

The third paragraph of the disclosure under the subheading “Selected Transaction Analysis” on page 54 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Based on the multiples derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of TEV / LTM EBITDA multiples of 7.0x to 15.5x and applied this range of multiples to Varex’s FY2026E EBITDA as reflected in the Forecasts, to derive ranges of implied enterprise values for Varex. Based on these ranges of implied enterprise values, adjustments for net debt of approximately $245 million, minority interest of approximately $14 million and unconsolidated assets of approximately $20 million, and the number of fully diluted outstanding shares of Company Common Stock of approximately 44.9 million, as provided by Varex’s management, this analysis indicated a range of implied equity values per share of Company Common Stock of $13.25 to $35.75, rounded to the nearest $0.25, as compared to the closing price per share of Company Common Stock of $12.41 on the last trading date, and the Merger Consideration of $18.90.

The first paragraph of the disclosure under the subheading “Premiums Paid Analysis” on page 54 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Using publicly available information, Evercore reviewed 169 identified transactions involving 100% cash acquisitions of U.S. publicly traded targets with transaction values ranging from $500 million to $5.0 billion since January 1, 2021. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market price per share of the target companies one day prior to the unaffected closing price. This analysis indicated for a one-day premium a median of 42.3%, mean of 56.1%, 25th percentile of 25.7%, and 75th percentile of 65.4%.

The disclosure under the subheading “Equity Research Analysts’ Price Targets” on page 55 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Evercore reviewed selected publicly available share price targets of five research analysts’ estimates known to Evercore as of August 7, 2026, noting that low and high share price targets per share of Company Common Stock ranged from $12.00 to $22.00, as compared to the closing price per share of Company Common Stock of $12.41 on the last trading date, and the Merger Consideration of $18.90. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Company Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Varex and future general industry and market conditions.

The second paragraph of the disclosure under the subheading “Present Value of Future Share Price Analyses” on page 55 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

In calculating the implied present value of the future price per share of Company Common Stock, Evercore first calculated ranges of implied total enterprise values of Varex by multiplying Varex’s estimated NTM adjusted EBITDA as of the end of each of fiscal years 2027 through 2029 based on the Forecasts and based on analyst consensus estimates by illustrative enterprise value to NTM adjusted EBITDA multiple ranges of 6.0x to 9.0x, which ranges were selected based on Evercore’s professional judgment and experience, to derive implied future enterprise value reference ranges for Varex. Based on these ranges of implied enterprise values, adjustments for net debt of approximately $245 million, minority interest of approximately $14 million and unconsolidated assets of approximately $20 million, and the number of fully diluted outstanding shares of Company Common Stock of approximately 44.9 million, as provided by Varex’s management, Evercore calculated reference ranges of implied future equity values per share of Company Common Stock. Evercore then discounted the implied future equity values per share to present value as of September 30, 2026 using a discount rate of 19.0%, reflecting an estimate of Varex’s cost of equity, as estimated by Evercore based on its professional judgment and experience, and based on the application of the capital asset pricing model, which requires certain company-specific inputs, including levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally. This analysis indicated (i) a range of implied equity values per share of Company Common Stock based on FY2028E EBITDA as reflected in the Forecasts of $13.75 to $22.25, (ii) a range of implied equity values per share of Company Common Stock based on FY2029E EBITDA as reflected in the Forecasts of $15.75 to $24.50, (iii) a range of implied equity values per share of Company Common Stock based on analyst consensus estimates of FY2028E EBITDA of $10.75 to $18.00, and (iv) a range of implied equity values per share of Company Common Stock based on analyst consensus estimates of FY2029E EBITDA of $12.00 to $19.00, in each case rounded to the nearest $0.25, as compared to the closing price per share of Company Common Stock of $12.41 on the last trading date, and the Merger Consideration of $18.90.

The disclosure in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 59 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

The disclosure under the subheading “Arrangements with Parent” on page 63 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

As of the date of ~~this proxy statement~~ the Supplemental Disclosures, none of the Company’s executive officers has had any discussions or negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Merger. Prior to or following the Closing, however, certain executive officers may have discussions, or may enter into agreements with, Parent, the Company, or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.

The disclosure in the section captioned “The Merger — Regulatory Approvals Required for the Merger” beginning on page 72 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

The second paragraph of the disclosure under the subheading “HSR Act and U.S. Antitrust Matters” on page 72 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

The Company and Parent submitted their respective HSR Act filings on September 16, 2026. The waiting period under the HSR Act will expire at 11:59 pm Eastern time on November 19, 2026, unless the waiting period is terminated prior to that date or extended in connection with a request for additional information.

The first paragraph of the disclosure under the subheading “Other Regulatory Approvals” on page 72 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

The Merger is also subject to clearance or approval under certain other antitrust regimes, including certain countries in EMEA and Asia, including Austria, China, Germany, Japan, Saudi Arabia, and Ukraine. The Merger cannot be completed until all applicable waiting periods (and any extensions thereof) applicable to the Merger under the antitrust laws in the relevant jurisdictions have expired or otherwise been terminated, or all requisite clearances, consents and approvals pursuant thereto have been obtained. The Merger is also subject to clearance under investment laws of the NSIA. On October 8, 2026, the requisite notification with the Investment Security Unit pursuant to the NSIA was accepted. The review period runs until November 18, 2026. The Merger cannot be completed until such clearance is obtained.

The disclosure in the section captioned “The Merger Agreement — Reasonable Best Efforts; Regulatory Approvals” beginning on page 87 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

The last sentence of the first full paragraph of the disclosure under the subheading “Reasonable Best Efforts; Regulatory Approvals” on page 87 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

The waiting period under the HSR Act will expire at 11:59 pm Eastern time on November 19, 2026, unless the waiting period is terminated prior to that date or extended in connection with a request for additional information.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K (this “Form 8-K”) that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Such statements are based on management’s expectations as of the date they are made and are not guarantees of future results. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “expect,” “may,” “should,” “intend,” “seek,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “future” or other similar words or phrases. These risks and uncertainties include, but are not limited to, factors such as: (i) the ability to obtain regulatory approval and meet other closing conditions to the proposed transaction, including obtaining approval of the Company’s stockholders, on the expected timeframe or at all; (ii) potential adverse reactions or changes to business relationships, operating results, financial results and the business generally resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (iii) actual or threatened litigation relating to the proposed transaction or otherwise; (iv) the inability to retain key personnel, management or customers, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, customers and other business partners; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) unexpected delays, costs, charges, fees or expenses resulting from the proposed transaction or the assumption of undisclosed liabilities related thereto; (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (viii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed; (ix) the risk that certain restrictions during the pendency of the proposed transaction may affect the Company’s ability to pursue certain business opportunities or strategic transactions; (x) actions by competitors; (xi) general adverse economic, political, social and security conditions in the regions in which the Company and Parent operate; and (xii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in other documents that the Company subsequently files from time to time with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this Form 8-K.

Additional Information and Where to Find It

This Form 8-K may be deemed to be solicitation material in respect of the proposed transaction between the Company and Parent. The Company has filed the Definitive Proxy Statement and a form of proxy card with the SEC in connection with the solicitation of proxies for the Special Meeting. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed or furnished by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.vareximaging.com or by sending a written request to the Company’s investor relations department at Varex Imaging Corporation, Attention: Investor Relations, 1678 South Pioneer Road, Salt Lake City, Utah 84104. This Form 8-K is not a substitute for the Definitive Proxy Statement or any other document that may be filed or furnished by the Company with the SEC.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Special Meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is available in the Definitive Proxy Statement filed with the SEC on September 21, 2026, under the sections titled “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the security holdings of the Company’s directors and executive officers have changed since the amounts described in the Definitive Proxy Statement, such changes have been reflected in Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, including the interests of the Company’s directors and executive officers, is contained in the Definitive Proxy Statement and other relevant materials to be filed or furnished with the SEC in connection with the Special Meeting. These materials can be obtained free of charge from the sources indicated above.

If you have any questions concerning the Special Meeting, the Definitive Proxy Statement or this Form 8-K, would like additional copies of the Definitive Proxy Statement or this Form 8-K, or need help submitting your proxy or voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Call Toll Free: (866) 920-7773

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: October 22, 2026	By:	/s/ Matthew A. Martinez
		Name:	Matthew A. Martinez
		Title:	Chief Legal Officer and Corporate Secretary